Exhibit j(iii)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our reports dated February 12, 2008 for the USAA S&P 500 Index Fund and the USAA Nasdaq-100 Index Fund; our report dated February 13, 2008 for the USAA Total Return Strategy Fund as well as our report dated February 25, 2008 for the USAA Extended Market Index Fund on the financial statements and financial highlights of the USAA S&P 500 Index
Fund, the USAA Nasdaq-100 Index Fund, the USAA Extended Market Index Fund and the USAA Total Return Strategy Fund as of and for the year ended December 31, 2007 in the Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A No. 33-65572).

                                                  /s/ Ernst & Young LLP
San Antonio, Texas
April 24, 2008